Exhibit 10.1
AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 23, 2015, by and among Radisys Corporation, an Oregon corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
BACKGROUND

A.
Borrower and Bank have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of March 14, 2014 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B.	Borrower desires that Bank amend the Loan Agreement, upon the terms and conditions more fully set forth herein.

C.	Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the amendment contained herein.

AGREEMENT
NOW, THEREFORE, in light of the foregoing background and intending to be legally bound, the parties hereto agree as follows:

1.	AMENDMENT TO THE LOAN AGREEMENT.

1.1    SECTION 2.2.1 (LETTERS OF CREDIT SUBLIMIT). Subsection (a) of Section 2.2.1 of the Loan Agreement is hereby amended and restated in its entirety and replaced with the following:

“(a)    As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and any Letter of Credit Reserve may not exceed the lesser of Five Million Dollars ($5,000,000) or the Net Borrowing Availability. The amount otherwise available for Advances under the Revolving Line shall at all times be reduced by the face amount of issued and outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and any Letter of Credit Reserve. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower or the applicable Loan Party shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request and pay to Bank customary fees and expenses for the issuance or renewal of Letters of Credit (including, without limitation, a Letter of Credit Fee of one and half percent (1.50%) per annum of the face amount of each Letter of Credit issued, upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit).”

2.	BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a)	immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof

(except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)	Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)
the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)
the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)
this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)
as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.	LIMITATION. The amendment set forth in Section 1 shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future consent or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

4.	EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the

5.	following conditions precedent:

4.1    Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank;

4.2    Reaffirmation of Guaranty. Radisys International LLC shall have duly executed and delivered a Reaffirmation of Guaranty substantially in the form of Exhibit A attached hereto; and

4.3     Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.
INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect. This Amendment is a Loan Document.

7.	GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:

RADISYS CORPORATION

By:	/s/ Jon Wilson
Printed Name:	Jon Wilson
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BANK:

SILICON VALLEY BANK

By:	/s/ Jayson Davis
Printed Name:	Jayson Davis
Title:	Vice President

EXHIBIT A
Reaffirmation of Unconditional Secured Guaranty
This Reaffirmation of Unconditional Secured Guaranty is entered into as of April 23, 2015, by the undersigned (the “Guarantor”) in favor of SILICON VALLEY BANK (“SVB”).

WHEREAS,
Guarantor executed and delivered to SVB an Unconditional Secured Guaranty dated as of August 8, 2011 (the “Guaranty”) with respect to the obligations of RadiSys Corporation, an Oregon corporation (“Borrower”), under that certain Loan and Security Agreement dated as of August 7, 2008, by and between Borrower and SVB;

WHEREAS,
Guarantor executed and delivered to SVB that certain Reaffirmation of Unconditional Secured Guaranty dated as of July 29, 2013 with respect to the obligations of Borrower, under that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2013 , by and between Borrower and SVB.

WHEREAS,
Guarantor executed and delivered to SVB that certain Reaffirmation of Unconditional Secured Guaranty dated as of March 14, 2014 with respect to the obligations of Borrower, under that certain Third Amended and Restated Loan and Security Agreement dated March 14, 2014 (the “Third A&R Loan Agreement”),by and between Borrower and SVB;

WHEREAS,
Guarantor executed and delivered to SVB that certain Reaffirmation of Unconditional Secured Guaranty dated as of May 30, 2014 with respect to the obligations of Borrower under that certain Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated as of May 30, 2014; and

WHEREAS,
Borrower and SVB are amending the Third A&R Loan Agreement pursuant to that certain Amendment No. 2 to Third Amended and Restated Loan and Security Agreement dated as of the date hereof (the “Amendment”).

Now therefore, for valuable consideration, receipt of which is acknowledged, each Guarantor hereby agrees as follows:

1.
Capitalized Terms. Unless otherwise defined in this Reaffirmation of Unconditional Secured Guaranty, all capitalized terms shall have the meaning given to them in the Guaranty or, if not specified there, the Amendment.

2.
Reaffirmation of Guaranty. Guarantor has reviewed the Amendment. Guarantor hereby ratifies and reaffirms its obligations under the Guaranty and agrees that none of the amendments or modifications to the Third A&R Loan Agreement as set forth in the Amendment, shall impair such Guarantor’s obligations under the Guaranty or SVB’s rights under the Guaranty.

3.
Continuing Effect and Absence of Defenses. Guarantor acknowledges that the Guaranty is still in full force and effect and that Guarantor has no defenses, other than actual payment of the guaranteed obligations, to enforcement of the Guaranty. Guarantor waives any and all defenses to enforcement of the Guaranty that might otherwise be available as a result of the amendment of the Third A&R Loan Agreement.

RADISYS INTERNATIONAL LLC, a Delaware
limited liability company formerly known as
CONTINUOUS COMPUTING CORPORATION, a
Delaware corporation

By:	/s/ Jon Wilson
Printed Name:	Jon Wilson
Title:	Chief Financial Officer